Exhibit 32.1

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of X4 Pharmaceuticals, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report for the quarter ended March 31, 2019 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2019	/s/ Paula Ragan, Ph.D.
Paula Ragan, Ph.D.
President, Chief Executive Officer and Secretary
(principal executive officer)

Dated: May 15, 2019	/s/ Adam S. Mostafa
Adam S. Mostafa
Chief Financial Officer and Treasurer
(principal financial officer and principal accounting officer)